Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ouster, Inc. of our report dated March 12, 2021, except for the effects of the reverse recapitalization discussed in Note 1 to the consolidated financial statements, as to which the date is July 12, 2021, relating to the financial statements of Ouster, Inc., which appears in Ouster, Inc.’s Amendment No. 2 to the Current Report on Form 8-K dated July 12, 2021.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 12, 2021